EXHIBIT 4.2

THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE, OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS BY THE ISSUER FOR ANY PURPOSES, EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND THE SECURITIES LAWS OF ALL OTHER APPLICABLE JURISDICTIONS OR (2) THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION SHALL BE ESTABLISHED TO THE REASONABLE SATISFACTION OF THE ISSUER.

CONVERTIBLE PROMISSORY NOTE

Note No. 12	May 13, 2015
U.S. $40,000.00	Tampa, Florida

FOR VALUE RECEIVED, the undersigned Kingfish Holding Corporation, a Delaware corporation (the “Company”), promises to pay to the order of James K. Toomey (“Payee”, and Payee and any subsequent permitted holder(s) of this Note being referred to collectively as “Holder”), at Holder’s address set forth below (or by wire transfer to Holder’s wire address set forth below) or at such other place as Holder may designate in writing pursuant to the notice provisions below, the principal sum of FORTY THOUSAND DOLLARS ($40,000.00) (the “Principal Amount”), together with accrued and unpaid interest thereon, said principal and interest to be due and payable as stated below.

This convertible promissory note (the “Note”) is issued pursuant to the terms of that certain Convertible Promissory Note Purchase Agreement (as amended, the “Purchase Agreement”) dated as of May 13, 2015 by and between the Company and the Payee. Capitalized terms used herein without definition shall have the meanings given to such terms in the Purchase Agreement.

1. Interest Rate.  The Company promises to pay simple interest on the outstanding principal amount of this Note from March 16, 2015 (the date that the underlying loan was originally made by the Holder to the Company) until paid in full at the fixed rate of three and one-half percent (3.5%) per annum.  Interest shall be calculated on a 365-day year basis and shall be due and payable as set forth below.

2. Maturity.  Unless this Note has been previously converted in accordance with the terms of Section 5 hereof, all outstanding principal and accrued and unpaid interest on this Note, plus all fees, costs and expenses then due under this Note, become fully due and payable upon demand by the Holder (the “Maturity Date”); provided, however, that no demand for payment shall be made prior to June 1, 2015.

3. Payments.  No principal amount of this Note or any accrued interest on the principal balance of this Note is due or payable until the Maturity Date.

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4. Prepayment.  The Company may not prepay this Note prior to the Maturity Date without the consent of the Holder.  Following the Maturity Date, the Company may prepay any part or all of any amount payable under this Note, including principal or interest or both, at any time or times without any premium or penalty whatsoever.  Any and all prepayments shall be applied first to reimbursement of Holder for any costs or expenses incurred by Holder to enforce or collect amounts owed hereunder, then to repayment of any accrued and unpaid interest hereunder, and then to principal outstanding hereunder.

5. Optional Conversion of Note.

(a) Optional Conversion Rights.  The outstanding principal balance of this Note shall be convertible, in whole or in part, at the option of the Holder at any time prior to the Maturity Date, into shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”), at the then-Conversion Price (as defined in Section 5(d) below) (the “Optional Conversion Right”), commencing upon the earliest of any of the following:

(i) the date that the Company takes all corporate action necessary to increase the number of authorized shares of Common Stock in an amount sufficient to issue those shares of Common Stock issuable upon the exercise of the Optional Conversion Right, in whole or in part, by the Holder (the “Authorization Actions”),

(ii) Sale of the Company (as defined in Section 5(d) below), or

(iii) immediately prior to the closing of any equity financing or issuance of debt securities by the Company in a transaction or a series of related transactions resulting in aggregate proceeds of at least One Hundred Thousand Dollars ($100,000).

The date that the Optional Conversion Right first becomes available to the Holder is referred to herein as “Determination Date.”  To the extent that the Holder decides to exercise his or her Optional Conversion Right, then any unpaid interest on this Note shall be converted into Common Stock on the same terms as the principal of the Note.

(b) Covenants of Company.  The Company shall take all action as may be necessary to assure that such shares of Common Stock (and any other securities and property) may be issued and delivered as provided herein without violation of any applicable law or regulation, or of any requirements, of any domestic securities exchange or inter-dealer quotation system upon which the Common Stock may be listed.

(c) Exercise of Optional Conversion Right.  The Optional Conversion Right may be exercised by the Holder, in whole but not in part, at any time, and from time to time after the Determination Date and prior to the Maturity Date, by the surrender and presentment of this Note accompanied by a duly executed Notice of Exercise in the form attached hereto (the “Exercise Notice”), presented to the Company, at its principal office or at such other place as the Company may designate by notice in writing to the Holder.

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(d) Definitions.  For purposes of this Note:

(i) The term “Conversion Price” shall be $0.01 per share of Common Stock, subject to adjustment as provided in Section 5(e) hereof.

(ii) The term “Conversion Shares” shall be those shares of Common Stock issued upon Conversion of this Note.

(iii) The term “Sale of the Company” shall mean (A) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the shareholders of the Company immediately prior to such consolidation, merger or reorganization, continue to hold at least a majority of the voting power of the surviving entity in substantially the same proportions (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such consolidation, merger or reorganization; (B) any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company’s voting power is transferred; provided, however, that a Sale of the Company shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof; or (C) a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company.

(e) Anti-Dilution Provisions.  The number and kind of securities and other property that may be acquired upon the conversion of this Note and the Conversion Price shall be subject to adjustment, from time to time, upon the happening of any of the following events:

(i) In the event that the Company shall declare, pay, or make any dividend upon its outstanding shares of Common Stock payable in Common Stock or shall effect a subdivision of the outstanding Common Stock into a greater number of shares of Common Stock, then the number of Conversion Shares that may thereafter be purchased upon the exercise of the rights represented hereby shall be increased in proportion to the increase in the number of outstanding shares of Common Stock through such dividend or subdivision, and the Conversion Price shall be decreased in such proportion.  In case the Company shall at any time combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, the number of Conversion Shares that may thereafter be acquired upon the exercise of the rights represented hereby shall be decreased in proportion to the decrease through such combination and the Conversion Price shall be increased in such proportion.

(ii) In the event that the Company declares, pays, or makes any dividend or other distribution upon its outstanding shares of Common Stock payable in securities or other property (excluding cash dividends and dividends payable in shares of Common Stock, but including, without limitation, shares of any other class of the Company’s stock or stock or other securities convertible into or exchangeable for shares of Common Stock or any other class of the Company’s stock or other interests in the Company or its assets), a proportionate part of those securities or that other property shall be set aside by the Company and delivered to the Holder in the event that the Holder exercises his Optional Conversion Right with respect to this Note.  The securities and other property then deliverable to the Holder upon the conversion of this Note shall be in the same ratio to the total securities and property set aside for the Holder as the number of Conversion Shares with respect to which this Note is then converted is to the total number of Conversion Shares that may be acquired pursuant to this Note at the time the securities or property were set aside for the Holder.

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(f) Conversion Price Adjustments.  Except as otherwise provided in this Section 5, upon any adjustment of the Conversion Price, the Holder shall be entitled to purchase, based upon the new Conversion Price, the number of shares of Common Stock, calculated to the nearest full share, obtained by: (i) multiplying the (A) number of Conversion Shares that may be acquired pursuant to this Note immediately prior to the adjustment of the Conversion Price by (B) the Conversion Price in effect immediately prior to its adjustment, and (ii) dividing the product so obtained in clause (i) by the new Conversion Price.

(g) Prior Notice of a Sale of the Company.   Notwithstanding any provision of this Note to the contrary, in the event that the Company consummates a Sale of the Company prior to the conversion or repayment in full of this Note, the Company will give the Holder at least five days prior written notice of the anticipated closing date of such Sale of the Company.

6. Expenses.  In the event of any failure of the Company to pay all amounts due upon a demand made pursuant to Section 2 of this Note, the Company shall pay all reasonable attorneys’ fees and court costs incurred by Holder in enforcing and collecting this Note.

7. Waiver.  The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

8. Notices.  Any notice or other communications to be given or that may be given pursuant to this Note shall be deemed to have been given: (x) three (3) calendar days after the deposit of such notice or communication in the United States Mail, registered or certified, return receipt requested, with proper postage affixed thereto; (y) on the first Business Day after depositing such notice of communication with Federal Express, Express Mail, or other expedited mail or package delivery service guaranteeing delivery no later than the next Business Day if next Business Day delivery service has been requested and paid for (or on such subsequent Business Day as such delivery service has been requested, guaranteed and paid for); or (z) upon delivery if hand delivered or telecopied to the appropriate address and person as provided hereinabove or to the person to whose attention the notice is to be given to the other parties in the manner hereinabove provided; provided, however, that any notice changing Holder’s address or wire address shall be effective only upon receipt by the Company.

9. Governing Law.

(a) This Note shall in all respects be governed by and construed in accordance with the laws of the State of Florida, without giving effect to the principles of conflict of laws thereof.

(b) Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereunder shall be brought solely in the courts of the State of Florida located in Hillsborough County, Florida, or, if it has or can acquire jurisdiction, in the United States District Court for the Middle District of Florida (Orlando or Tampa Division), and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and waives any objection to the venue or the convenience of forum of any such courts.

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10. Modification; Waiver. No term of this Note may be amended or waived without the prior written consent of the Company and the Holder.

11. Assignment. Neither the Company nor the Holder may assign or transfer this Note without the prior written consent of the other party (not to be unreasonably withheld) provided that, in no event shall this Note or any interest herein be transferable, in whole or in part, to any person or entity under circumstances that would be reasonably likely to violate or trigger a consent or other approval requirement under applicable laws, including but not limited to U.S. securities laws, the Foreign Corrupt Practices Act, FINSA, laws restricting money transfers and payments to persons or entities located in certain restricted countries, foreign nationals identified on any restricted list, and associated regulations as in existence at the time, and the laws and regulations of any other country.  Any such written notice shall set forth in reasonable detail the identity of the new Holder(s) and the terms of transfer of this Note (including a release by the applicable Holder of any right to receive any payments hereunder) and the Company shall be obligated to register the transfer of this Note and make payments to any Holder hereunder only if the Company determines such transfer or payment is not restricted or prohibited by any such laws (and the due date of any such payment shall be extended by the length of time that any such legal restriction or prohibition exists). This Note shall inure to the benefit of Holder, its successors and assigns, and to any person to whom Holder may grant an interest in any of the indebtedness evidenced hereby in compliance with the foregoing restrictions, and shall be binding upon the Company and its successors and assigns. No person or entity not a direct party hereto shall be entitled to enforce any rights or obligations hereunder as a third party beneficiary or otherwise.

12. Waiver of Jury Trial.  EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.  EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15.

13. Time of Essence.  Time is of the essence of the payment and performance of this Note.

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14. Miscellaneous.  The Company and Holder have participated jointly in the negotiation and drafting of this Note.  In the event an ambiguity or question of intent or interpretation arises, this Note shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Note.  No delay by Holder in enforcing its rights hereunder or otherwise, shall prejudice Holder’s rights to enforce this Note.  Neither Party to this Note will be liable to the other for any failure or delay in performance under this Note due to circumstances beyond its reasonable control including, without limitation, Acts of God, labor disruption, war, terrorist threat or government action, or lack of availability of wire transfer systems or other international or national systems; provided, that if either party is unable to perform its obligations under this Note for one of these reasons it shall give prompt written notice thereof to the other party and the time for performance, if any, shall be deemed to be extended for a period equal to the duration of the conditions preventing performance.

15. Agreement by Holder.  By its acceptance of this Note, Holder agrees to be bound by the terms hereof.

16. Documentary Stamp Taxes.  All required Florida documentary stamp taxes due in connection with this Note have been paid.

[Signature Page Follows]

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Kingfish Holding Corporation, a Delaware corporation

By:	/s/ Ted Sparling
Name:	Ted Sparling
Title:	CEO

HOLDER:

/s/ James K. Toomey

James K. Toomey

[SIGNATURE PAGE TO CONVERTIBLE PROMISSORY NOTE NO. 12 OF KINGFISH HOLDING CORPORATION]

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NOTICE OF EXERCISE

(To be executed by the Holder desiring to exercise the right to convert this Note into Units of KINGFISH HOLDING CORPORATION, a Delaware corporation)

The undersigned Holder of a Convertible Promissory Note (Note No. 12) hereby elects to exercise his or her Optional Conversion Right, pursuant to the provisions of the Note dated May 13, 2015 issued to the Holder by Kingfish Holding Corporation, a Delaware corporation, to receive that number of shares of Common Stock into which the outstanding principal amount of, and accrued and unpaid interest on, this Note is convertible at the Conversion Price at the address set forth below.

Dated:                          ,

Printed Name:

Signature:

Address:

(Signature must conform in all respects to the name of holder as specified on the face of this Note.)

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